UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2008 (October 27, 2008)
Date of Report (Date of earliest event reported)

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

25910 Acero, Suite 370 Mission Viejo, California 92691
(Address of principal executive offices)

(916) 305-5290
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrant’s Certifying Accountant

Effective October 29, 2008, Peterson Sullivan PLLC (“Peterson Sullivan”) was dismissed as CelLynx Group, Inc.’s (the “Registrant”) independent registered public accounting firm.  The audit report of Peterson Sullivan on the Registrant’s financial statements for the years ended June 30, 2008 and June 20, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph indicating that there was substantial doubt as to the Registrant’s ability to continue as a going concern. Prior to their dismissal, there were no disagreements with Peterson Sullivan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Peterson Sullivan would have caused them to make reference to the subject matter of the disagreements in connection with their report, nor were there any "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant requested Peterson Sullivan to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Registrant. A copy of the letter by Peterson Sullivan is attached as Exhibit 16.1 to this Form 8-K.

Effective on October 29, 2008, Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”), whose address is 1199 S. Fairway Drive, Suite 200, Walnut, California 91789, was engaged to serve as the Registrant's new independent certifying accountant.

Prior to engaging Moore Stephens, the Registrant had not consulted Moore Stephens regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Registrant’s financial statements or a reportable event, nor did the Registrant consult with Moore Stephens regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The dismissal of Peterson Sullivan as the Registrant’s independent registered public accounting firm and the engagement of Moore Stephens as its new independent registered public accounting firm were both approved by the Registrant's Board of Directors.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 27, 2008, the Registrant’s Board of Directors, by unanimous written consent, approved a change of the Registrant’s fiscal year.  The Registrant’s new fiscal year will begin on October 1 and end on September 30 of each year, and the change shall be applicable with the year ending September 30, 2008.  The Registrant previously had a June 30 fiscal year end.  The September 30 fiscal year end is also the fiscal year end of CelLynx, Inc., a California corporation (“CelLynx-California”), which the Registrant acquired as a result of a share exchange transaction that was completed in July 2008 and which was described in full detail in the Registrant’s Current Report on Form 8-K filed with the SEC on July 30, 2008.  The Registrant’s acquisition of CelLynx-California was accounted for as a “reverse acquisition” and thus the Registrant will not file a transition report in connection with the change of its fiscal year given the Registrant’s election to adopt CelLynx-California’s fiscal year and that, for accounting purposes, CelLynx-California is deemed to be the “accounting acquirer” in the reverse acquisition.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

16.1	Letter from Peterson Sullivan PLLC dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC.
(Registrant)

Date: October 31, 2008	/s/ Daniel R. Ash
Name: Daniel R. Ash
Title: Chief Executive Officer